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                                                                   EXHIBIT 99.11

CONSENT OF INDEPENDENT AUDITORS


We consent to the use in Pre-Effective Amendment No. 1 to Registration Statement No. 333-00203 of Prudential Distressed Securities Fund, Inc. of our report dated February 15, 1996, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Custodian, Transfer and Dividend Disbursing Agent and Independent Accountants" in the Statement of Additional Information.



Deloitte & Touche LLP
New York, New York
February 15, 1996